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                                    AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                               ARTICLES SUPPLEMENTARY


         AMERICAN CENTURY VARIABLE  PORTFOLIOS II, INC., a Maryland  corporation whose principal Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby  certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the Articles of  Incorporation  of the  Corporation,  the Board of Directors of the  Corporation has (i)
duly  increased  the total number of shares of capital stock that the  Corporation  has authority to issue and (ii)
increased  the number of shares of capital  stock of the series  that the  Corporation  has  authority  to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

         THIRD:  Immediately  prior to the  Reallocation  the  Corporation  had the  authority to issue One Hundred
Million  (100,000,000)  shares of capital stock.  Following the Reallocation,  the Corporation has the authority to issue Five Hundred Million (500,000,000) shares of capital stock.

         FOURTH:  The par value of shares of the  Corporation's  capital  stock  before the  Reallocation  was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH:  Immediately  prior to the  Reallocation,  the  aggregate par value of all shares of stock that the
Corporation  was  authorized  to  issue  was  One  Million  Dollars  ($1,000,000).   After  giving  effect  to  the
Reallocation,  the aggregate par value of all shares of stock that the  Corporation  is authorized to issue is Five
Million Dollars ($5,000,000).

         SIXTH:  Immediately  prior to the  Reallocation,  the Series of stock of the Corporation and the number of shares and aggregate par value was as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Inflation Protection Fund                           100,000,000                      $1,000,000


         SEVENTH:  Immediately  prior  to  the  Reallocation,  the  number  of  shares  allocated  among  the  duly established  classes of shares  (each  hereinafter  referred  to as a  "Class")  of the one (1) Series of stock and aggregate par value of each Class was follows:



                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Inflation Protection Fund                            Class I               50,000,000           $500,000
                                                        Class II              50,000,000            500,000

         EIGHTH:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the  Corporation  has
allocated  Five  Hundred  Million  (500,000,000)  shares  of the  Five  Hundred  Million  (500,000,000)  shares  of authorized  capital  stock  of the  Corporation.  As a  result  of the  action  taken  by the  Board  of  Directors referenced in Article  SECOND of these  Articles  Supplementary,  the) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:


         Series                                      Number of Shares            Aggregate Par Value
VP Inflation Protection Fund                          500,000,000                      $5,000,000

         NINTH:  Pursuant to authority  expressly  vested in the Board of  Directors  by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation,  the Board of  Directors of the  Corporation  (a) has duly  established
Classes for the Series of the capital stock of the Corporation  and (b) has allocated the shares  designated to the
Series in Article  EIGHTH  above  among the  Classes of shares.  As a result of the  Reallocation,  the  Classes of shares of the four (4)  Series of stock of the  Corporation  and the number of shares  and  aggregate  par value of each is as follows:



                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Inflation Protection Fund                          Class I                 250,000,000          $2,500,000
                                                      Class II                250,000,000           2,500,000

         TENTH:  Except as otherwise  provided by the express provisions of these Articles  Supplementary,  nothing herein shall limit,  by inference or  otherwise,  the  discretionary  right of the Board of Directors to serialize, classify or reclassify  and issue any unissued  shares of any Series or Class or any unissued  shares that have not been  allocated to a Series or Class,  and to fix or alter all terms  thereof,  to the full extent  provided by the
Articles of Incorporation of the Corporation.

         ELEVENTH:  A description of the Series and Classes of shares,  including the  preferences,  conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications,  and terms and conditions for  redemption  is set forth in the  Articles  of  Incorporation  of the  Corporation  and is not changed by these
Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH:  The Board of Directors of the  Corporation  duly adopted  resolutions  dividing  into Series and
Classes  the  authorized  capital  stock of the  Corporation  and  allocating  shares to each as set forth in these
Articles Supplementary.

         IN WITNESS  WHEREOF,  AMERICAN  CENTURY  STRATEGIC  ASSET  ALLOCATIONS,  INC.  has caused  these  Articles
Supplementary  to be signed and  acknowledged  in its name and on its behalf by its Vice  President and attested to by its Assistant Secretary on this 15th day of March, 2006.

                                                     AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS II, INC.



/s/ Otis H. Cowan                           /s/ David H. Reinmiller
Name:  Otis H. Cowan                               Name:   David H. Reinmiller
Title:   Assistant Secretary                               Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN  CENTURY  VARIABLE  PORTFOLIOS II, INC., who executed on behalf of said  Corporation  the foregoing  Articles  Supplementary  to the Charter,  of which this  certificate is made a part, hereby acknowledges,  in the name of and on behalf of said Corporation,  the foregoing Articles Supplementary to the  Charter to be the  corporate  act of said  Corporation,  and  further  certifies  that,  to the best of his knowledge,  information  and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material respects under the penalties of perjury.



Dated:   March 15, 2006                                      /s/ David H. Reinmiller
                                                             David H. Reinmiller, Vice President
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